UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2008

Brighton Oil & Gas, Inc
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

01-28911 (Commission File Number)	91-1869677 (IRS Employer Identification Number)

15851 Dallas Parkway, Suite 190, Addison Texas 75001
Address of principal executive offices)

972-450-5995
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

The Directors of Brighton Oil and Gas, Inc. (the "Company") have approved a one for ten (1:10) reverse stock split (the “Reverse Split”) and a contemporaneous one for ten (1:10) reduction in the number of the Company’s authorized shares of common stock, par value $0.00001 (the "Common Stock"), in accordance with the procedure authorized by N.R.S. §78.207. The Directors determined that it would be in the Company's best interest to effect the Reverse Split and approved this corporate action by unanimous written consent. The Reverse Split does not require shareholder approval.

REASONS FOR THE REVERSE STOCK SPLIT:

The Company effected the Reverse Split to reduce the number of outstanding shares of Common Stock in anticipation of seeking equity financing to fund strategic acquisitions. The Company is exploring several possible asset acquisitions - all in its principal business, oil and gas exploration and production -- but has not yet come to terms on any of them.

EFFECTS OF THE REVERSE STOCK SPLIT:

The following table illustrates the principal effects of the reverse split on our Common Stock based on the number of shares authorized, issued and outstanding as of March 1, 2008.

	Prior to the	After the
Number of Shares	Reverse Split	Reverse Split

Authorized Common Stock	300,000,000	*30,000,000

Issued and Outstanding	13,271,985	1,327,199
Common Stock	-	-

Common Stock Available	286,728,015	28,672,801
for Issuance	-	-

Company Name, Symbol and CUSIP Number.

The Company is changing its name to Gulf Onshore, Inc. The Company's Common Stock is quoted on the OTC Bulletin Board under the symbol BROG; we have advised FINRA/NASDAQ of the corporate actions set out herein, but have not yet been assigned a new symbol. The CUSIP number for the Company’s Common Stock has been changed to 4024671046.

Effective Date; Payment and Delivery.

The Reverse Split will be effective on March 31, 2008 (the "Effective Date"). On the Effective Date, the total number of issued and outstanding shares of the Company's Common Stock held by each stockholder will be converted automatically to effect the Reverse Split. No fractional shares will be issued, and no cash or other consideration will be paid; the Company will issue one full share of the post-Reverse Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Split.

Stock Certificates.

There is no requirement that stockholders obtain new or replacement stock certificates after the Reverse Split. If they choose, stockholders of record may contact the Company's Transfer Agent to exchange the certificates representing pre-Reverse Split Common Stock for new certificates representing the number of whole shares of post-Reverse Split Common Stock into which the shares have been converted.

Transfer Agent.

The Company's Transfer Agent is Routh Stock Transfer, Inc. (the "Transfer Agent"). The Company is not changing its Transfer Agent in connection with the Reverse Split. The contact information for the Company's Transfer Agent is as follows:

Routh Stock Transfer, Inc.
5700 W Plano Pkwy, Suite 1000
Plano, TX 75093

State Filing.

Pursuant to Nevada Revised Statutes ("NRS") Sec. 78.209, the Reverse Split was effected by the filing a Certificate of Change, which was filed with the Nevada Secretary of State ("SOS") on March 18,2008. Under Nevada law, no amendment to the Company's Articles of Incorporation is required in connection with this Reverse Split. In addition, the Company filed a Certificate of Amendment on even date to reflect the name change, which was approved by the holder of a majority of the Company’s common shares.

Stockholder Approval.

No shareholder approval was required for the Reverse Split. NRS §78.207 provides that Nevada corporations can reverse split any class of stock by directors’ vote without shareholder approval so long as the total number of authorized shares of the affected class of stock is reduced by the same ratio. Two additional requirements also attach: The reverse split cannot adversely affect the rights of any other class of stock, and the corporation cannot force redemption by paying money or issuing scrip to stockholders in lieu of fractional shares. The Reverse Split also meets these additional requirements.

Capitalization.

The Company is currently authorized to issue 300,000,000 shares of Common Stock. After the Reverse Split becomes effective, the Company will be authorized to issue 30,000,000 shares of Common Stock. As of March 1, 2008 there were 13,271,985 shares of Common Stock outstanding. After the Reverse Split becomes effective, there will be approximately 1,327,199 shares of Common Stock outstanding (subject to adjustment due to the effect of the rounding up of fractional shares). The Reverse Split will not have any effect on the stated par value of the Common Stock. The Reverse Split does not affect the Company's Preferred Stock (no Preferred Stock has been issued). After the Reverse Split the Company's authorized Preferred Stock and the shares of issued and outstanding Preferred Stock will remain unchanged. After the Reverse Split becomes effective, each shareholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of voting capital stock will be unaffected by the Reverse Split. All issued and outstanding options, warrants, and convertible securities will be appropriately adjusted for the Reverse Split automatically on the effective date of the Reverse Split. All shares, options, warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the Effective Date of the Reverse Split) also will be appropriately adjusted for the Reverse Split. The reverse stock split may also result in some shareholders holding "odd lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS:

The following discussion describes certain material federal income tax considerations relating to the proposed reverse stock split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. The Company has not sought a ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. This discussion does not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The reverse stock split is intended to be a tax-free re-capitalization to the Company and its shareholders, except for those shareholders who receive a whole share of stock in lieu of fractional shares. Hence, shareholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, except for those shareholders receiving a whole share of common stock in lieu of a fractional share (as described below). The holding period for such shares of stock after the reverse split will include the holding period of shares of stock before the reverse stock split, provided that such shares of stock are held as a capital asset at the effective date of the amendment. The adjusted basis of the shares of common stock after the reverse stock split will be the same as the adjusted basis of the shares of stock before the reverse stock split excluding the basis of fractional shares. A shareholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional shares to which the shareholder was otherwise entitled.

Section 4 - Matters Related to Accountants and Financial Statements

Section 5 - Corporate Governance and Management

Section 6 - [Reserved]

Section 7 - Regulation FD

Section 8 - Other Events

Section 9 - Financial Statements and Exhibits

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

March 21, 2008	Brighton Oil & Gas

	By:	/s/ Jeffery Joyce
Jeffery Joyce, President